Exhibit 10.1

EXECUTION VERSION

LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Limited Waiver”), dated as of June 30, 2015, is among GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders, Swingline Lender and Issuing Lender (the “Administrative Agent”), and the LENDERS (as defined in the Credit Agreement defined below) signing this Limited Waiver.

BACKGROUND

A.                                    The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 21, 2012, as amended by that certain First Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of April 25, 2012, that certain Second Amendment to Credit Agreement dated as of July 19, 2012, that certain Third Amendment and Limited Waiver to Credit Agreement and Second Amendment to Security Agreement, dated as of March 4, 2013, but effective as of December 7, 2012, that certain Lender Joinder Agreement, effective as of December 17, 2013, that certain Fourth Amendment and Limited Waiver to Credit Agreement, dated as of December 22, 2014 and that certain Fifth Amendment and Limited Waiver to Credit Agreement, dated as of May 28, 2015 (as amended, the “Credit Agreement”).  The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B.                                    The Borrower has informed the Administrative Agent and the Lenders that (i) the previously delivered audited financial statements for the Fiscal Year ending December 31, 2014 and accompanying Officer’s Compliance Certificate were incorrect, (ii) the representations set forth in Section 6.26 of the Credit Agreement regarding such financial statements and accompanying Officer’s Compliance Certificate were incorrect each time such representations were made and (iii) as a result of such incorrect financial statements, the Borrower has failed to keep proper books, records and accounts in accordance with Section 7.7 of the Credit Agreement.  The failure to keep proper books, records and accounts and the delivery of incorrect financial statements for the Fiscal Year ending December 31, 2014, together with an inaccurate Officer’s Compliance Certificate constitute a breach of Sections 6.26, 7.1(a), 7.2(a) and 7.7 of the Credit Agreement, and constitute Events of Default under Sections 9.1(c), (d) and (e) of the Credit Agreement (collectively, the “Existing Events of Default”).

C.                                    In connection with the Fifth Amendment and Limited Waiver to Credit Agreement, dated as of May 28, 2015, the Required Lenders agreed to waive the Existing Events of Default and consented to an extension of time until June 30, 2015 for the delivery of (i) the restated audited financial statements for the Fiscal Year ending December 31, 2014 and accompanying Officer’s Compliance Certificate and (ii) the quarterly financial statements for the first fiscal quarter of the 2015 Fiscal Year and accompanying Officer’s Compliance Certificate; provided such waivers and consent automatically expire and are of no further force or effect if the Borrower fails to deliver the items set forth in clauses (i) and (ii) above on or prior to June 30, 2015.

D.                                    The Borrower has requested that the Lenders consent to an extension of time until to August 31, 2015 to (i) deliver the restated audited financial statements for the Fiscal Year ending December 31, 2014 and a corrected Officer’s Compliance Certificate, (ii) deliver the quarterly financial statements for the fiscal quarter ending March 31, 2015 and accompanying Officer’s Compliance Certificate and (iii) deliver the quarterly financial statements for the fiscal quarter ending June 30, 2015 and accompanying Officer’s Compliance Certificate.

E.                                     Until such financial statements and certificates are received by the Administrative Agent, the Borrower is willing to agree to certain additional limitations on certain of its actions.

F.                                      The Required Lenders are willing to agree to the requested waivers and consents subject to the provisions and additional limitations of this Limited Waiver.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Required Lenders and the Administrative Agent covenant and agree as follows:

1.                                      LIMITED WAIVERS.

(a)                                 Subject to the terms of this Limited Waiver, including, without limitation, compliance by the Borrower with each of the terms of Section 2 below, the Required Lenders hereby agree, until August 31, 2015, to (i) waive the Existing Events of Default, (ii) waive compliance by the Credit Parties with Sections 7.1(a) and 7.2(a) of the Credit Agreement for the Fiscal Year ending December 31, 2014 only and (iii) waive compliance with Sections 7.1(b) and 7.2(a) of the Credit Agreement for the first and second fiscal quarters of the 2015 Fiscal Year only.  This Limited Waiver (x) is limited and does not relate to any other covenant or provision of the Credit Agreement or any other Loan Document, and (y) shall automatically terminate and be of no further force or effect if (1) there exists any other Default or Event of Default or (2) the Borrower fails to comply with any of the terms of Section 2 below.

(b)                                 For the avoidance of doubt, the limited waivers provided in Section 1(a) do not waive (i) any other Default or Event of Default (including any Event of Default arising from the Borrower’s failure to comply with the financial covenants set forth in Section 8.15 of the Credit Agreement), (ii) the retroactive adjustment of the Applicable Margin for any period prior to August 31, 2015 in which the Consolidated Total Leverage Ratio reported in any Officer’s Compliance Certificate is found to have been inaccurately reported or (iii) the payment of accrued additional interest and fees owing as a result of any such retroactive adjustment of the Applicable Margin.

2.                                      LIMITED AND CONDITIONAL WAIVER; REQUIREMENTS.  The Borrower agrees that the foregoing waiver is subject to, and conditioned upon, the Borrower’s compliance with the each of following:

(a)                                 Limitation on Borrowings and Letters of Credit.  The Borrower agrees that during the Waiver Period and notwithstanding any provision in the Credit Agreement to the contrary, (i) the Borrower will not be entitled to borrow more than $70,000,000 in the aggregate principal outstanding amount at any time for all Revolving Credit Loans (and the Credit Parties hereby agree that, during the Waiver Period, the Lenders have no obligation to make available Revolving Credit Loans to the Borrower in excess of $70,000,000 in the aggregate principal outstanding for all Revolving Credit Loans at any time) and (ii) the Borrower will not be entitled to have more than $15,000,000 in L/C Obligations outstanding at any time (and the Credit Parties hereby agree that, during the Waiver Period, the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the L/C Obligations would exceed $15,000,000).  “Waiver Period” means the period commencing on June 30, 2015 and ending on the earlier of (x) the date that the Administrative Agent has received the financial statements and Officer’s Compliance Certificates required to be delivered pursuant to Section 2(c)(i) hereof and is in compliance with the requirements of Section 2(c)(ii) hereof and (y) August 31, 2015.

(b)                                 No Swingline Loans.  The Borrower shall not have any right to request, and none of the Administrative Agent, the Lenders, or the Swingline Lender shall have any obligation to make, convert to, continue, issue or participate in, any Swingline Loan during the Waiver Period.

(c)                                  Delivery of Financial Statements and Officer’s Compliance Certificate.  The Borrower shall:

(i)                                     on or prior to August 31, 2015 (the “Required Compliance Date”), deliver (x) the restated audited financial statements for the Fiscal Year ended December 31, 2014 required by Section 7.1(a) of the Credit Agreement and a report and opinion on such financial statements by an independent certified public accounting firm in accordance with Section 7.1(a) of the Credit Agreement, together with the accompanying Officer’s Compliance Certificate required by Section 7.2(a) of the Credit Agreement with respect to such Fiscal Year and (y) the financial statements required by Section 7.1(b) of the Credit Agreement and the related Officer’s Compliance Certificates required by Section 7.2(a) of the Credit Agreement for the fiscal quarter ended March 31, 2015 and for the fiscal quarter ended June 30, 2015,

(ii)                                  be in full compliance with Section 7.1(a), Section 7.1(b) and Section 7.2(a) of the Credit Agreement (except for the delay in delivery as permitted hereby) and all other terms of the Credit Agreement and the other Loan Documents by the Required Compliance Date, and

(iii)                               upon delivery of the financial statements and related Officer’s Compliance Certificates described above in Section 2(c)(i), pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest and fees owing as a result of any retroactive adjustment of the Applicable Margin for any period prior to August 31, 2015.

For the avoidance of doubt and notwithstanding anything in the Credit Agreement to the contrary, the failure (1) on the Required Compliance Date of the Borrower to show that it was at all times during the term of this Agreement in compliance with the terms of the Credit Agreement (except for the delay in delivery as permitted hereby), including without limitation, the financial covenants set forth in Section 8.15 of the Credit Agreement as of the Fiscal Year ended December 31, 2014 and as of each of the fiscal quarters ended March 31, 2015 and June 30, 2015, as applicable, or (2) of the Borrower to deliver the financial statements and the related Officer’s Compliance Certificates described above in Section 2(c)(i) showing the compliance required in (1) above on or prior to the Required Compliance Date will constitute an immediate Event of Default under the Credit Agreement (without any grace period, cure period or notice of any kind).

(d)                                 Delivery of Updated Projections. On or before August 4, 2015, the Borrower shall deliver an updated business plan and operating and capital budget of the Borrower and its Subsidiaries for the 2015 Fiscal Year, such plan to be prepared in accordance with GAAP and to include, on a monthly basis, the following:  a monthly operating and capital budget, a projected Consolidated income statement, statement of cash flows and balance sheet, with calculations demonstrating performance relative to the financial covenants set forth in Section 8.15 of the Credit Agreement and a report containing management’s discussion and analysis of such budget with a reasonable disclosure of the key assumptions and drivers with respect to such budget, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that such budget contains good faith estimates (utilizing assumptions believed by the Borrower to be reasonable at the time of delivery of such budget) of the financial condition and operations of the Borrower and its Subsidiaries for the period covered thereby.

(e)                                  Additional Limitations on Certain Actions During Waiver Period.  Borrower and each other Credit Party agrees that during the Waiver Period no Credit Party will, nor will any Credit Party permit any Subsidiary to:

1.                                      notwithstanding the provisions of Section 8.1 of the Credit Agreement, create, incur or assume any Indebtedness not owed by a Credit Party prior to the date hereof except (x) Indebtedness permitted by Section 8.1(a) of the Credit Agreement and (y) unsecured intercompany Indebtedness owed by the Borrower to any Foreign Subsidiary (provided, that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent).  For the avoidance of doubt, the Credit Parties will not, nor will any Credit Party permit any Subsidiary to create, incur or assume any intercompany Indebtedness during the Waiver Period other than as permitted pursuant to clause (y) of the immediately preceding sentence; provided, however, such intercompany Indebtedness owing by the Borrower to any Foreign Subsidiary and any other intercompany Indebtedness owing by the Borrower or any other Credit Party to a Non-Guarantor Subsidiary and outstanding on the date hereof, may not be repaid during the Waiver Period;

2.                                      notwithstanding the provisions of Section 8.2 of the Credit Agreement, create, incur, assume, or suffer to exist any Lien not existing prior to the date hereof, except Liens permitted by Sections 8.2(a), (b), (c), (d), (e), (f), (g), (l), (m)(ii) and (o) of the Credit Agreement;

3.                                      notwithstanding the provisions of Section 8.3 of the Credit Agreement, make any Investments, except (x) Investments permitted by Sections 8.3(b), (d), (e), (f), (k), (n), (o), (p) and (q) of the Credit Agreement and (y) Investments by the Borrower and its Subsidiaries in the form of Capital Expenditures permitted pursuant to the Credit Agreement provided that such Investments shall not exceed $2,000,000 during the Waiver Period.  For the avoidance of doubt, the Credit Parties will not, nor will any Credit Party permit any Subsidiary to make any Investments in any Credit Party or in any Non-Guarantor Subsidiary during the Waiver Period other than Investments in the form of a loan to the Borrower by any Foreign Subsidiary (provided, that the Indebtedness in respect of such loan shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);

4.                                      notwithstanding the provisions of Section 8.4 of the Credit Agreement, merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except in accordance with the terms of Sections 8.4(a) or (c) of the Credit Agreement;

5.                                      notwithstanding the provisions of Section 8.5 of the Credit Agreement, make any Asset Disposition, except (i) the granting of Permitted Liens described in Section 2(e)2. above, (ii) the transfer of assets in connection with a transaction permitted by Section 2(e)4. above, (iii) pursuant to  Section 8.5(j) of the Credit Agreement, and (iv) the making of an Investment permitted by Section 2(e)3. above; and

6.                                      notwithstanding the provisions of Section 8.6 of the Credit Agreement, declare, make or pay any Restricted Payments of any kind during the Waiver Period.  For the avoidance of doubt, the Borrower agrees that, notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, any declaration, making or payment of any Restricted Payment during the Waiver Period will constitute an immediate Event of Default under the Credit Agreement (without any grace period, cure period or notice of any kind).

3.                                      PRICING DURING THE WAIVER PERIOD; LIMITATION ON INTEREST PERIODS.

(a)                                 During the Waiver Period, Revolving Credit Loans, Commitment Fees and letter of credit commissions will accrue at Pricing Level V as set forth in the definition of “Applicable Margin” in the Credit Agreement.  Notwithstanding the foregoing, during the Waiver Period, to the extent the outstanding principal amount of all Revolving Credit Loans exceeds $66,000,000, the Applicable Margin with respect to such excess shall be 3.25% for LIBOR Rate Loans (as increased by an amount equal to the applicable Mandatory Cost, if any, for LIBOR Rate Loans that are Alternative Currency Revolving Credit Loans)  and 2.25% for Base Rate Loans.  For the avoidance of doubt and notwithstanding the limitation on borrowings set forth in Section 2.1(a)(i) hereof, during the Waiver Period, the Commitment Fee shall continue to be calculated at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Commitment of the Revolving Credit Lenders (other than Defaulting Lenders).

(b)                                 Notwithstanding the provisions of Section 4.1(b) of the Credit Agreement, during the Waiver Period, the Borrower may only select an Interest Period of one (1) month in connection with each borrowing of, continuation of or conversion to, a LIBOR Rate Loan.

4.                                      AMENDMENT TO CREDIT AGREEMENT.

(a)                                 Section 7.1 of the Credit Agreement shall be amended to add a new subsection (f) thereto to read as follows:

(f)                                   Cash Flow Forecast.  On or before the fifth Business Day of each calendar month (commencing on July 8, 2015), a rolling 13-week cash flow forecast, in form and detail acceptable to the Administrative Agent, which shall include, without limitation, forecasted cash receipts and disbursements for the next succeeding 13-week period, and a forecast-to-actual comparison for the month just ended.

(b)                                 The notice address for Wells Fargo as Administrative Agent set forth in Section 11.1(a) of the Credit Agreement is hereby revised to read as follows:

If to Wells Fargo as
Administrative Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC  28262
Attention of:  Syndication Agency Services
Telephone No.:  (704) 590-2703
Facsimile No.:  (704) 590-3481

With copies to:

Wells Fargo Bank, National Association

MAC N9305-09L

90 S. 7th Street

Minneapolis, MN 55402

Attention of: Kristine Netjes
Telephone No.: (612) 316-3008
Facsimile No.: (612) 316-1491
E-mail: kristine.b.netjes@wellsfargo.com

5.                                      REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the limited waivers set forth in Section 1 hereof:

(a)                                 other than the representations and warranties with respect to the previously delivered financial statements for Fiscal Year 2014, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, on and as of the date hereof as made on and as of such date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects on and as of the date hereof as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

(b)                                 no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)                                  (i) the Borrower has full power and authority to execute and deliver this Limited Waiver, (ii) this Limited Waiver has been duly executed and delivered by the Borrower, and (iii) each of this Limited Waiver and the Credit Agreement, as amended and affected hereby, constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(d)                                 neither the execution, delivery and performance of this Limited Waiver, nor the consummation of any transactions contemplated herein, will conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower is a party or by which any of its properties may be bound or any Governmental Approval relating to Borrower, except to the extent such conflict, breach or default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(e)                                  no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not already obtained (including the Board of Directors (or other similar governing body) of the Borrower) is required for the execution, delivery or performance by the Borrower of this Limited Waiver.

6.                                      CONDITIONS TO EFFECTIVENESS.  This Limited Waiver shall be effective as of June 30, 2015 (the “Limited Waiver Effective Date”) subject to satisfaction or completion of the following:

(a)                                 the Administrative Agent shall have received counterparts of this Limited Waiver executed by the Required Lenders;

(b)                                 the Administrative Agent shall have received counterparts of this Limited Waiver executed by the Borrower and acknowledged by each Subsidiary Guarantor;

(c)                                  the Administrative Agent shall have received, for the account of each Lender timely executing this Limited Waiver, a waiver fee equal to ten basis points (0.10%) of the Revolving Credit Commitment of such Lender;

(d)                                 the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued, unpaid and invoiced prior to or on the Limited Waiver Effective Date; and

(e)                                  the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

7.                                      REFERENCE TO THE CREDIT AGREEMENT.

(a)                                 Upon the effectiveness of this Limited Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended and affected hereby.

(b)                                 The Credit Agreement, as amended and affected by the Limited Waiver referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

8.                                      RELEASE.  As a material part of the consideration for the Administrative Agent and the Lenders entering into this Limited Waiver, the Borrower and each Subsidiary Guarantor (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)                                 The Releasors, jointly and severally, hereby release and forever discharge the Administrative Agent, the Swingline Lender, the Issuing Lender each Lender and the Administrative Agent’s, the Swingline Lender’s, Issuing Lender’s and each Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the Limited Waiver Effective Date.

(b)                                 The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)                                  The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)                                    The Releasors have read and understand the effect of the Release Provision.  The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same.  Before execution of this Limited Waiver, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)                                The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)                            The Releasors have executed this Limited Waiver and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)                             The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

(d)                                 The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, Swingline Lender, Issuing Lender and each Lender to enter into this Limited Waiver.

(e)                                  It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)                                   If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)                                  The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims. The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

9.                                      COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Limited Waiver and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

10.                               SUBSIDIARY GUARANTOR’S ACKNOWLEDGMENT.  By signing below, each Subsidiary Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Limited Waiver, (b) acknowledges and agrees that its obligations in respect of its Subsidiary Guaranty Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Limited Waiver or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under the Subsidiary Guaranty Agreement, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Subsidiary Guaranty Agreement.

11.                               EXECUTION IN COUNTERPARTS.  This Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Limited Waiver, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

12.                               GOVERNING LAW.  This Limited Waiver and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Limited Waiver or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

13.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LIMITED WAIVER OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LIMITED WAIVER AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.                               HEADINGS.  Section headings in this Limited Waiver are included herein for convenience of reference only and shall not constitute a part of this Limited Waiver for any other purpose.

15.                               ENTIRE AGREEMENT.  THE CREDIT AGREEMENT, AS AMENDED AND AFFECTED BY THIS LIMITED WAIVER, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL  AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL  AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, this Limited Waiver is executed as of the date first set forth above.

BORROWER:

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Raymond K. Guba
Name:	Raymond K. Guba
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, the Issuing Lender and Lender

By:	/s/ Kristine Netjes
Name:	Kristine Netjes
Title:	Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION,
as Syndication Agent and Lender

By:	/s/ Chris Dolence
Name:	Chris Dolence
Title:	Vice President

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:	/s/ Janet L. Wheeler
Name:	Janet L. Wheeler
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Joseph T. Nash
Name:	Joseph T. Nash
Title:	Underwriting Senior Associate

ACKNOWLEDGED AND AGREED TO:

AS SUBSIDIARY GUARANTORS:

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
BRADEN MANUFACTURING, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
WILLIAMS GLOBAL SERVICES, INC.
KOONTZ-WAGNER CUSTOM CONTROLS HOLDINGS LLC
TOG HOLDINGS, INC.
TOG MANUFACTURING COMPANY, INC.
GPEG, LLC
HETSCO HOLDINGS, INC.
HETSCO, INC.
GLOBAL POWER TECHNICAL SERVICES, INC.
BRADEN HOLDINGS, LLC

By:	/s/ Raymond K. Guba
Name:	Raymond K. Guba
Title:	Chief Financial Officer